Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended March 31, 2025 (the “Report”) of Sound Point Meridian Capital, Inc. (the “Registrant”).

I, Ujjaval Desai, the Chief Executive Officer and Principal Executive Officer of the Registrant, certify that, to the best of my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	June 24, 2025

By:	/s/ Ujjaval Desai
Ujjaval Desai (Principal Executive Officer)
Chief Executive Officer

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended March 31, 2025 (the “Report”) of Sound Point Meridian Capital, Inc. (the “Registrant”).

I, Kevin Gerlitz, the Chief Financial Officer and Principal Financial Officer of the Registrant, certify that, to the best of my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	June 24, 2025

By:	/s/ Kevin Gerlitz
Kevin Gerlitz (Principal Financial Officer)
Chief Financial Officer